Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS

BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION.

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This FIRST AMENDMENT TO DISTRIBUTION AGREEMENT (this “First Amendment”) is entered into as of May 18, 2011, by and between (i) STARCH MEDICAL, INC., a Delaware corporation having a principal place of business at 2150 Ringwood Avenue, San Jose, California 95131(“SMI”), (ii) CRYOLIFE, INC., a Florida corporation, having a principal place of business at 1655 Roberts Blvd. NW, Kennesaw, Georgia 30144 (“CryoLife”) and (iii) CLOTPLUS LIMITED, a limited company of Ireland having a principal place of business at Regus House, Block 4, Harcourt Road, Dublin2, Ireland (“CPL”). This First Amendment amends that certain Distribution Agreement dated September 28, 2010 between SMI and CryoLife (the “Agreement”) and adds CPL as a party for the limited purposes set forth in this First Amendment. When used herein, the term Amended Agreement refers to the Agreement as amended by this First Amendment. To the extent any provision of this First Amendment conflicts with a term of the Agreement, the provisions of this First Amendment shall prevail. Defined terms used herein but not defined herein shall have the meaning set forth in the Agreement.

Background

WHEREAS, SMI manufactures Products defined in the Agreement;

WHEREAS, the Agreement appoints CryoLife as exclusive distributor of Products for Permitted Clinical Applications within the Territory;

WHEREAS, CPL has a Certificate of Free Sale from the Irish Medicines Board to manufacture Products for commercial sale (a “Free Sale Certificate”) in countries in which a Free Sale Certificate is required for the sale of Products into these countries (“FSC Countries”);

WHEREAS, SMI does not currently have a Free Sale Certificate for Products it manufactures:

WHEREAS, SMI and CryoLife desire to authorize SMI to engage CPL to manufacture Product that CryoLife can sell commercially in FSC Countries.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SMI, CryoLife and CPL hereby agree as follows:

1.	Order and Manufacture

1.1 Authority and Manufacture. SMI and CryoLife agree that SMI may use CPL to manufacture Products for sale to CryoLife under the Agreement. In connection there with, SMI and CryoLife agree that SMI may grant to CPL a limited license that permits CPL to manufacture Products for Permitted Clinical Applications within the Territory for sale only to CryoLife pursuant to the terms of this Agreement.

1.2 General Responsibilities. CPL shall be responsible to CryoLife for all Product manufactured by CPL. SMI shall use all reasonable efforts to cause CPL to fulfill all responsibilities of CPL as manufacturer of record of Products it produces for CryoLife. CPL agrees to comply with all applicable regulatory, quality and specification requirements set forth in the Amended Agreement with respect to Products manufactured by CPL.

1.3 Product Order, Delivery and Payment. Orders for Products manufactured by CPL (“CPL Products”) shall be placed by CryoLife with SMI and be fulfilled in the manner provided in the Amended Agreement. CryoLife shall place orders as set forth on the attached Schedule 1.3. CryoLife may designate CPL as manufacturer of record on all orders of Products it desires to distribute in FSC Countries and all such Product shall be manufactured by CPL (“FSC Product Orders”). For Products CryoLife designates for manufacture by CPL or for resale into FSC Countries, SMI shall cause such Products to be manufactured by CPL.

1.4 Direct Orders with CPL. CryoLife shall place FSC Product Orders directly with CPL or make payment for such orders directly to CPL. Orders placed and payments made to CPL shall, except for the payee, otherwise comply with all requirements of Section 3 (Payment and Product Purchases) of the Amended Agreement and be counted for all purposes of the Amended Agreement as if they were purchased directly from SMI. Any payments made to CPL shall be credited to CryoLife for purposes of the Amended Agreement as if they were made directly to SMI. Inability of CPL to fulfill CryoLife’s purchase orders for CPL Products, solely due to manufacturing or production reasons, will be treated as SMI’s inability to fulfill purchase orders for Products under Section 3.8.3 of the Amended Agreement. The parties agree that notwithstanding the price and Products available under the Agreement, that the CPL Products shall only be for the configurations and prices set forth on Schedule 1.4, attached hereto. CryoLife agrees that notwithstanding anything contrary contained in the Amended Agreement except for Schedule 1.3 it will only order once every calendar year from CPL unless CPL otherwise consents in writing. If requested by CPL it shall reasonably attempt to place its orders for CPL Product in larger quantities to assist CPL in achieving manufacturing scale.

1.5 Specifications and Regulatory Compliance. All CPL Products and all procedures employed by CPL in the manufacture of CPL Products shall meet the requirements set forth in the following Agreement sections: Section 4 (Product Specifications and Changes) and Section 5 (Approvals and Compliance). All CPL Products shall be manufactured by CPL in a fully CE Marking certified and functioning manufacturing facility.

2.	Distribution and Inventory

2.1 Limitations on CPL Activities. During the term of this Agreement CPL agrees (i) to sell the CPL Products for use in Permitted Clinical Applications within the Territory exclusively to CryoLife, (ii) to refrain from selling or licensing any CPL Products to any Distributor or Third Party for sale or distribution in Permitted Clinical Applications within the Territory, (iii) to refrain from directly or indirectly marketing, promoting, or encouraging any Third Party to market, promote or distribute the CPL

Products for any of the Permitted Clinical Applications within the Territory, (iv) to refrain from licensing or transferring any AMP™ technology to any Third Party within the Territory for the purpose of manufacturing any CPL Products upon terms or conditions that would enable or allow such Third Party to sell any CPL Products for Permitted Clinical Applications within the Territory. In addition, CPL agrees until January 1, 2015 it shall refrain from (A) directly, or indirectly selling, permitting to sell, market, promote or encouraging third parties to sell, permit to sell, market or promote any Competitive Product for any Permitted Clinical Application within the Territory or (B) licensing or transferring to any Third Party technology that would enable or allow any Third Party to manufacture any Competitive Product within the Territory. The foregoing limitations do not apply to sales by SMI or CPL of the Products described on Schedule 2.1 of the Agreement.

2.2 Current CPL Distributors. CPL represents and warrants that no Persons have any rights or agreements from or with CPL that entitle them to Distribute any Products for Permitted Clinical Applications within the Territory.

2.3 Supply Interruption. CPL will notify CryoLife and SMI immediately in writing upon becoming aware of any supply shortage, or other interruption or potential interruption in the supply of any material, component, or sub-assembly, in each case as it relates to CPL Products, which notice shall include the quantity of such material or component ordered by CPL, name of the distributor and any additional information CPL may have concerning the reasons for the supply interruption and the steps being taken to cure such interruption. In addition, if reasonably requested in writing by CryoLife, CPL agrees to confirm within twenty (20) days that CPL is not aware of any supply shortage, or other interruption or potential interruption in the supply of any material, component, or sub-assembly that impacts CPL. If at any time CPL does not have enough component material to fulfill, or other supply or manufacturing problems prevent CPL from fulfilling on a timely basis, its supply obligations to CryoLife for purchase of CPL Products, CPL shall promptly notify CryoLife of the nature and extent of the impairment to CPL’s ability to supply and shall allocate 100% of its full resources to rectifying the impairment to the extent commercially reasonable until such impairment is overcome.

2.4 Forecasts, Returns, and Payment. CryoLife agrees to include the name of the anticipated manufacturer of record for all Products in the forecasts it provides pursuant to Section 3.11 (Forecasts) of the Amended Agreement. CPL agrees to accept returns of CPL Product in the same manner and upon the same terms as applies to Products manufactured by SMI under Section 3.13 (Returns) of the Agreement. Payments for orders placed directly with CPL by CryoLife shall be governed by the provisions of Section 3.14 (Payments) of the Amended Agreement as if the term CPL replaced the term SMI each time it appears therein.

2.5 Samples. CPL shall provide, at no cost to CryoLife, reasonable quantities of sterile and non-sterile CPL Products that CryoLife may use at its sole discretion for samples and demonstrations. From time to time as CryoLife and CPL may mutually agree is reasonable for the purpose of supporting CryoLife’s promotional and sales efforts, CPL shall provide additional sample units to CryoLife at no cost to CryoLife. CryoLife shall certify that all orders for additional sample units are for sample units that were actually used for demonstrations and not sold or otherwise provided as part of the sale of CPL Products. The parties acknowledge that Section 3.15 of the Agreement shall be deemed an appropriate guide to the samples to be provided herein.

3.	Approvals and Compliance

3.1 Regulatory Approvals. CPL represents and warrants to CryoLife that it has applied for and received a Free Sale Certificate from the Irish Medicines Board for CPL Products in the Permitted Clinical Applications within. SMI and CPL jointly and severally represent and warrant that the Free Sale Certificate from the Irish Medicines Board for CPL Products as obtained is in good standing and has never been revoked or suspended for any reason. SMI has no reason to believe that the Free Sale Certificate will be revoked or suspended for any reason. Each of SMI and CPL hereby grant to CryoLife the fully paid-up right to use the Free Sale Certificate as it relates to the CPL Products within the Territory that are owned by or licensed to CPL throughout the Term. All costs and expenses related to obtaining and maintaining the Free Sale Certificate shall be CPL’s. CPL shall have the primary responsibility for all communications, submissions and interactions with the Regulatory Authorities for the purpose of obtaining and maintaining the Free Sale Certificate. SMI and CPL each jointly and severally represent that CPL has a fully CE Marking certified and functioning manufacturing source for the CPL Products capable of producing sufficient CPL Product quantities to meet CryoLife’s needs for Products to sell to FSC Countries under the Amended Agreement.

3.2 CPL Reporting. CPL agrees to provide CryoLife with the same reports respecting all Regulatory Approvals obtained and maintained by CPL that SMI provides to CryoLife, as SMI provides to CryoLife respecting all Products provided to CryoLife under the Amended Agreement.

3.3 Regulatory and CPL Products Communications. CPL shall be responsible to Regulatory Authorities throughout the Territory as the manufacturer of the CPL Products. SMI shall ensure that CPL fulfills all of its obligations as manufacturer of the CPL Products.

3.3.1 Each of SMI, CPL and CryoLife shall promptly notify the other and provide to the other a copy or transcription, if available, of any communication from any Regulatory Authority relating to the CPL Products, the marketing thereof, or any related matter (including copies of all product approvals) and shall keep the other parties reasonably apprised of regulatory interactions and similar activities with governmental authorities and international bodies in connection with the CPL Products anywhere in the Territory.

3.3.2 Each of SMI, CPL and CryoLife shall notify the other immediately by fax or email, with confirming notice via overnight delivery, as soon as it becomes aware of any issue with the CPL Products or their testing, manufacture, labelling, or packaging, including any issue relating to regulatory compliance, safety or efficacy of the CPL Products or breach by such party of the terms of this Agreement. Without limiting the generality of the foregoing, each of SMI, CPL and CryoLife will notify the other immediately if it becomes aware of any death or bodily injury caused by a CPL Product unit (or suspected to be caused by a CPL Product unit) or any malfunction of any of the CPL Products.

3.3.3 If any of SMI, CPL and CryoLife receives notice of an actual or threatened inspection, investigation, inquiry, recall, import or export ban, product seizure, enforcement proceeding or similar action by a Regulatory Authority with respect to the CPL Product or a party’s activities in connection with the CPL Product, it will notify the other parties within forty-eight (48) hours after its receipt of notice of the action and will promptly deliver to the other parties copies of all relevant documents received from the Regulatory Authority. Any notice respecting a recall or action that in any way restricts the ability of CryoLife to Distribute CPL Products shall be delivered to the other parties promptly upon receipt.

3.3.4 Each of SMI, CPL and CryoLife shall cooperate in response to the action, including providing information and documentation as requested by the Regulatory Authority relating to any CPL Product. If the action primarily concerns CryoLife’s activities then CryoLife shall have primary responsibility to respond to the Regulatory Authority; otherwise, CPL shall have primary responsibility to respond related to CPL Product. In either case, upon request of the responding party, the other parties shall provide consulting advice and assistance with the response. In addition, each of SMI, CPL and CryoLife shall promptly notify the others and provide to the others a copy or transcription, if available, of any communication from any Regulatory Authority relating to the CPL Products, the marketing thereof, or any related matter and shall keep the other parties reasonably apprised of regulatory interactions and similar activities with Regulatory Authorities in connection with the CPL Products.

3.3.5 If SMI, CPL or CryoLife in good faith determines that a removal, correction, recall or other Field Action involving the CPL Product or its labelling is warranted (whether or not required by a Regulatory Authority), such party shall immediately notify the other parties and shall advise such other parties of the reasons underlying its determination that a removal, correction, recall or other Field Action is warranted. The parties shall consult with each other as to any action to be taken in regard to such removal, correction, recall or other Field Action. If, after consultations, any party in good faith believes that such a removal, correction, recall or Field Action should be undertaken with respect to the CPL Products or its labelling, the parties shall cooperate in carrying out the same. CPL shall be responsible for all of CryoLife’s reasonable out-of-pocket costs and expenses, including the cost of the CPL Products and the replacement cost of the CPL Products, quality control testing and notification in the event of removals, correction, recall or other Field Action involving the CPL Product or its labelling, provided it copies CryoLife on such notification. In the event of a Field Action of any CPL Products, CPL shall promptly correct noted deficiencies relating to its manufacturing, packaging, labelling, testing and storage or handling of CPL Product, if applicable, or cause the vendor of any material, component, or sub-assembly incorporated into such CPL Product to do likewise with respect to such material, component, or sub-assembly and CryoLife shall correct noted deficiencies related to matters for which it is responsible. If CryoLife is not timely reimbursed as required herein in Section 3.3.5, CryoLife may notify SMI and offset any such unreimbursed costs and expenses against amounts otherwise due or coming due to SMI under the Amended Agreement.

3.3.6 In the event of any action by a Regulatory Authority or Field Action that impedes CryoLife’s ability to sell CPL Product, the Minimum Annual Purchase Requirements shall be adjusted equitably downward to reflect such impediment.

3.4 Compliance with Laws. Each of SMI, CPL and CryoLife will comply with all Applicable Laws in the Territory that pertain to the testing, manufacture, labelling, marketing, distribution, sale, or packaging of the CPL Product and in any other manner pertaining to the performance of its obligations under this Agreement, including the maintenance of ongoing quality assurance and testing procedures to comply with applicable regulatory requirements. Each of SMI, CPL and CryoLife will also comply with Applicable Laws in the Territory pertaining to the import, export, distribution, sales, and marketing of the CPL Product. Without limiting the generality of the foregoing, each of SMI, CPL and CryoLife will, as required by law, (i) report to every applicable Regulatory Authority within any relevant time periods all events that are required to be reported (including any death or serious bodily injury caused by a CPL Product); and (ii) deliver, within the permitted time periods, all annual or other periodic reports required to be delivered to every applicable Regulatory Authority.

3.5 Regulatory Audits and QA Assessments. CryoLife shall have the same regulatory audit and QA assessment rights with respect to CPL and CPL Products as it has with respect to SMI and Products under Section 5.8 (Regulatory Audits and QA Assessments) of the Agreement.

3.6 Traceability. CPL and CryoLife shall maintain manufacturing and traceability records with respect to the CPL Products, including records by lot number. For seven years after delivery to CryoLife of each CPL Product unit, or such longer period as may be required by applicable Regulatory Laws, SMI shall or shall cause CPL to: (i) maintain traceability for each CPL Product unit including the manufacturing date and lot number of each CPL Product unit and each component and material comprising each CPL Product and (ii) provide CryoLife a copy of such records upon CryoLife’s written request.

3.7 Product Complaints and Reports. CPL and CryoLife shall each collect and record Product Complaints (and any other events required to be recorded under Applicable Laws) respecting CPL Products in accordance with Applicable Laws and their standard procedures and policies in effect from time to time. CPL and CryoLife shall each provide to the other reports of such complaints or events within seventy-two (72) hours after receipt. CPL shall be responsible for investigating all Product Complaints regarding CPL Products, shall promptly respond to such complaints and shall copy CryoLife on any response made by CPL or SMI. CPL shall be responsible for submitting, or causing to be submitted, to the Regulatory Authorities all required reports and other materials, including annual reports, distribution reports and safety reports.

4.	Liability

4.1 Indemnification by SMI. SMI agrees that for purposes of SMI’s indemnification obligations under Section 6 (Indemnification and Liability) of the Agreement (i) all CPL Products shall be included as and considered to be Products and (ii) all representations and warranties, covenants, or obligations of CPL under this First Amendment shall be deemed to be representations and warranties, covenants, or obligations of SMI under the Amended Agreement.

4.2 Insurance. CPL will procure insurance in accordance with Section 6.6 of the agreement for CPL Products with CPL’s obligation being satisfied by including CPL Product under its insurance policies provided such inclusion provides CryoLife with full coverage for all CPL Product. It is understood that such insurance shall not be construed to create a limit of each party’s liability with respect to its indemnification obligations under Section 6 (Indemnification and Liability) of the Amended Agreement or Section 4.1 of this First Amendment. Each party shall provide the other party with written evidence of such insurance (or financial information that describes the amounts available under any self-insurance facility) upon request. CPL shall provide CryoLife with written notice at least fifteen (15) days prior to the cancellation, non-renewal, or material change in such insurance. SMI may undertake CPL’s obligation under this Section 4.1 through its own insurance policy, by adding CryoLife as an additional insured.

5.	Confidentiality

5.1 Confidentiality. CryoLife and CPL each agree to be bound by the confidentiality agreement of Section 7 (Confidentiality) of the Agreement with respect to Confidential Information of the other party.

6.	Intellectual Property Rights

6.1 Intellectual Property Representations. SMI hereby reconfirms its representations, warranties, and covenants contained in Section 10 (Intellectual Property Rights) of the Amended Agreement subject to the following qualification: SMI has granted to CPL, consistent with the authority recognized in Section 1 of this First Amendment, a limited license to manufacture Products for use in Permitted Clinical Applications for sale only to CryoLife for resale in Territory.

6.2 Limited License for PerClot Mark. CryoLife hereby grants CPL a non-exclusive, non-transferable license solely to use the PerClot mark in its manufacture of the CPL Products for CryoLife under this First Amendment.

7.	Term and Termination

7.1 Term and Termination. The term of the Agreement shall not be amended by this First Amendment. References to Parties in the Section 11.2 (Termination) of the Agreement, however, shall be interpreted to refer therein only to CryoLife and SMI.

7.2 Effect of Termination. SMI’s obligation to fill purchase orders shall include the obligation to cause CPL to fill purchase orders under Section 11.3 (Effect of Termination) of the Amended Agreement.

7.3 Length of CPL Commitment. CPL’s obligation to manufacture Product hereunder shall terminate two years after CryoLife has received U.S. Regulatory Approval (as such term is defined in that certain License Agreement, dated September 28, 2010, by and between CryoLife and SMI) but not beyond 2016 unless with further approval of the parties.

8.	Representations and Warranties

8.1 Representations and Warranties

8.1.1 SMI and CPL each hereby jointly and severally represent and warrant that:

(i) SMI is duly and validly organized and existing corporation in good standing under the laws of the state of Delaware, and that it or its affiliates that may be performing its obligations under this First Amendment are legally qualified to do business in each jurisdiction in which this First Amendment may be performed and where its activities hereunder require such qualification,

(ii) CPL is a duly and validly organized and existing limited company under the laws of Ireland, and that it or its affiliates that may be performing its obligations under this First Amendment are legally qualified to do business in each jurisdiction in which this First Amendment may be performed and where its activities hereunder require such qualification,

(iii) the performance of this First Amendment and the consummation of the transactions contemplated herein will not result in any breach, conflict, or violation of any terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws (if any), or other organizational documents, or any material agreement or instrument to which SMI or CPL is a party, by which it or CPL is bound, or to which any property of SMI or CPL is subject,

(iv) all requisite corporate action has been taken for the due authorization, execution, delivery, and performance of this First Amendment by SMI and CPL, and this Agreement constitutes a legally binding obligation, enforceable against SMI and CPL, in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally,

(v) neither SMI nor CPL is a party to any litigation relating to, or that could reasonably be expected to affect, its ability to perform its obligations under this First Amendment.

8.1.2 CryoLife hereby represents and warrants that:

(i) it is a duly and validly organized and existing corporation in good standing under the laws of the state of Florida, and that it or its affiliates that may be performing its obligations under this First Amendment are legally qualified to do business in each jurisdiction in which this First Amendment may be performed and where its activities hereunder require such qualification,

(ii) the performance of this First Amendment and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of, or constitute a default under, its Certificate of Incorporation or By-Laws, or other organizational documents, and

(iii) all requisite corporate action has been taken for the due authorization, execution, delivery, and performance of this First Amendment by it, and this Agreement constitutes a legally binding obligation, enforceable against such party, in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

9.	General

9.1 Notice. Any notice or other communication required or permitted by this First Amendment or the Amended Agreement must be given in writing and must be delivered by personal delivery (including personal delivery by overnight courier such as Federal Express, DHL, or similar overnight courier), first class mail (registered or certified), telecopy (with a copy sent by personal delivery or first class mail), or email (with a copy sent by personal delivery or first class mail) at the address of the party as set forth herein or such other changed address of the party as to which notice has been given, and will be deemed as having been given when received or delivered. NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED IN THIS FIRST AMENDMENT OR THE AMENDED AGREEMENT, IT SHALL BE SUFFICIENT FOR CRYOLIFE, WHEN PROVIDING NOTICE TO THE OTHER PARTIES, TO PROVIDE SUCH NOTICE ONLY TO SMI. THE PARTIES ACKNOWLEDGE AND AGREE THAT NOTICE GIVEN BY CRYOLIFE TO SMI SHALL BE SUFFICIENT TO ALSO NOTIFY CPL.

9.2 Binding; Assignment. This First Amendment and the Amended Agreement shall be binding on CryoLife, SMI, CPL and their respective successors and assigns. No party may assign its obligations under the Amended Agreement or in any way transfer its rights or obligations under the Amended Agreement, directly or indirectly, without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may, without such consent, assign the

Amended Agreement in connection with any sale of substantially all of its assets or stock or pursuant to any merger, reclassification, or reorganization.

9.3 Entire Agreement; Modification; Waiver. This First Amendment together with the Agreement contains the entire agreement between the parties with respect to the subject matter of this First Amendment or the Agreement and shall supersede and terminate all prior agreements, commitments, or understandings, whether oral or written, related to the Products, except for the Confidentiality Agreement as modified by Section 7.2. No waiver or modification of any of the provisions of this First Amendment or the Amended Agreement shall be binding unless it is in writing and signed by CryoLife and SMI. CPL EXPRESSLY AGREES THAT THE AMENDED AGREEMENT MAY BE AMENDED BY AGREEMENT OF SMI AND CRYOLIFE AND THAT SMI MAY WAIVE RIGHTS OF CPL UNDER THIS FIRST AMENDMENT AND THE AMENDED AGREEMENT, NOTWITHSTANDING ANY ADVERSE IMPACT SUCH AMENDMENT OR WAIVER MAY HAVE ON CPL, AND ANY AND ALL SUCH AMENDMENTS AND WAIVERS SHALL BE BINDING ON BOTH SMI AND CPL. Any waiver of any condition on any one occasion shall not constitute a waiver on any subsequent occasion. A failure to exercise or a delay in exercising a right or remedy provided by this First Amendment or the Amended Agreement or by law shall not constitute a waiver of that right or remedy.

9.4 Arbitration; Governing Law; Jurisdiction. The parties agree that any dispute concerning, relating to, or arising out of this First Amendment or the Amended Agreement shall be resolved by final and binding arbitration in accordance with the procedures set forth in the Agreement as modified herein with CPL being a participant as necessary. Provided, however that, notwithstanding any other provision herein, either SMI or CryoLife, in its sole and exclusive discretion, may apply to any court with jurisdiction over the parties for a temporary restraining order, preliminary or permanent injunction, without submission of such claim for equitable relief to arbitration.

9.5 Controlling Language. This First Amendment and the Agreement have been written, and all discussions leading up to this First Amendment and the Agreement have been conducted, in the English language which the parties thoroughly understand. Each party represents that it has read and fully understands this First Amendment and the Agreement.

9.6 Independent Contractor. CryoLife shall operate as an independent contractor and nothing contained in the Amended Agreement shall be deemed or construed to recreate an employer/employee, principal/agent, joint venture, partnership, or fiduciary relationship between the parties.

9.7 Severability. If any provision of the Amended Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision will be severed from the Amended Agreement without affecting the validity or enforceability of any of the remaining provisions.

9.8 Heading and Captions. Headings and captions used herein are for convenience only and are not to be deemed part of this First Amendment or the Amended Agreement.

9.9 Inapplicability of UCC. The parties agree that neither the Uniform Commercial Code of Georgia nor any other State of the United States shall apply to this First Amendment or the Amended Agreement or the activities contemplated by this First Amendment or the Amended Agreement. The parties intend that the provisions of this First Amendment or the Amended Agreement, including those relating to purchase of Products and CPL Products and termination, govern their activities exclusively under this First Amendment or the Amended Agreement where provisions of the Uniform Commercial Code might otherwise provide.

9.10 Counterparts/Defined Terms. This First Amendment may be executed in multiple counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Terms defined in the Agreement but not separately defined in this First Amendment shall be given the meanings assigned to them in the Agreement. The use of the term Products includes all CPL Products.

9.11 Further Assurances; Force Majeure. Each party covenants and agrees that, subsequent to the execution and delivery of this First Amendment or the Amended Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts that are or may become reasonably necessary to effectuate the purposes of this First Amendment or the Amended Agreement. Neither SMI nor CryoLife will have any liability for any failure or delay in performing any obligation under this First Amendment or the Amended Agreement (except the obligation to make payments promptly when and as due) if the failure or delay results from force majeure, understood as a cause which is beyond the control of either party and one which could not have been avoided even with the exercise of due care. The party claiming force majeure will give the other parties written notice of the cause within fifteen (15) days after occurrence thereof, and will exercise reasonable diligence to remove the cause and resume performance.

9.12 Specific Performance. Each party acknowledges that it will be impossible to measure in money the damage to the other party if a party fails to comply with the confidentiality obligations imposed by the Amended Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

9.13 CPL Joinder. THE PARTIES ACKNOWLEDGE AND AGREE TO THE ADDITION AND JOINDER OF CPL TO THIS FIRST AMENDMENT AND AMENDED AGREEMENT FOR THE PURPOSES SET FORTH HEREIN. BY SIGNING BELOW, CPL AGREES TO BE BOUND BY THE PROVISIONS OF THIS FIRST AMENDMENT AND AMENDED AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers, and have duly delivered and executed this Agreement as of the date first hereinabove set forth.

CRYOLIFE, INC.		STARCH MEDICAL, INC.

By:	/s/ D. Ashley Lee	By:	/s/ Xin Ji
Name:	D. Ashley Lee	Name:	Xin Ji
Title:	Executive VP, COO and CFO	Title:	CEO

CLOTPLUS LIMITED

By:	/s/ Jason Ji
Name:	Jason Ji
Title:	Director

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS

BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION.

Schedule 1.3

CryoLife places the following order for delivery in October of 2011:

[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Laparoscopic	[***]	[***] Units

In addition, CryoLife anticipates the following orders for 2012 and will notify CPL 6 months prior to the delivery date if it no longer desires these Products in these configurations:

June of 2012:
[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Laparoscopic	[***]	[***] Units

December of 2012:
[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Standard	[***]	[***] Boxes of 5 Units
[***] Gram Laparoscopic	[***]	[***] Units

After 2012, CryoLife may order Products with a four month lead time, or if the date set forth on the purchase order is for a delivery date more than four months from receipt, such date to fulfill such purchase order set forth therein, with the minimum amount of such order no less in units than the order of October 2011.

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN

REDACTED ARE MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS

BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE

COMMISSION.

Schedule 1.4

Transfer Prices

FOB Shanghai or Beijing

Type	Price	Equivalent to SMI Product
Standard [***] gram	US$[***] each; US$[***] box of 5	[***]
Standard [***] gram	US$[***] each; US$[***] box of 5	[***]
Laparoscopic [***] gram	US$[***] each; sold only individually	[***]